Exhibit 16.1

1900 NW Corporate Boulevard, East Suite 210 Boca Raton, Florida 33431 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info@sherbcpa.com

Sherb & Co., LLP Certified Public Accountants	Offices in New York and Florida
February 16, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
We have read Item 4.01 of Form 8-K dated February 16, 2007 of Orthodontix, Inc. and are in agreement with the statements regarding Sherb & Co., LLP contained therein.
/s/ Sherb & Co., LLP
Certified Public Accountants